SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 9, 2005

ME Portfolio Management Limited,
(as manager of the SMHL Global Fund No. 5)
(Exact Name of Registrant as Specified in its Charter)

Victoria, Australia
(State or Other Jurisdiction of Incorporation)

333-109590-01	Not Applicable
(Commission File Number)	(I.R.S. Employer Identification No.)

Level 23, 360 Collins Street, Melbourne, VIC 3000, Australia Not Applicable
(Address of Principal Executive Offices) (Zip Code)

613 9605 6000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

On November 21, 2003, pursuant to a registration statement (No. 333-109590) Perpetual Trustees Australia Limited, in its capacity as issuer trustee (the "Issuer Trustee") of the SMHL Global Fund No. 5 (the "Trust"), publicly issued U.S.$750,000,000 of Class A Mortgage Backed Floating Rate Notes (the "Notes"). The Issuer Trustee made a regular quarterly distribution of principal and interest to the holders of the Notes on the quarterly payment date falling on February 9, 2005. Capitalized terms used in this Form 8-K have the same meanings given to them in the prospectus related to the Notes.

Item 9.01 Financial Statements, Pro Forma Financial Statements and Exhibits.

(a)      Financial Statements

          Not applicable.

(b)      Pro Forma Financial Information.

           Not applicable.

(c)       Exhibits.

Exhibit No.	Item 601(A) of Regulation S-K Exhibit No.	Description
1	99	Noteholders report for the Quarterly Payment Date on February 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, as Manager for the SMHL Global Fund No. 5, by the undersigned, thereunto duly authorized.

ME Portfolio Management Limited, (in its capacity as Manager for the SMHL Global Fund No. 5) (Registrant)
Dated: February 10, 2005
By: /s/ Nicholas Vamvakas Name: Nicholas Vamvakas Title: Director (Chief Financial Officer)

INDEX OF EXHIBITS

Exhibit No.	Item 601(A) of Regulation S-K Exhibit No.	Description
1	99	Noteholders report for the Quarterly Payment Date on February 9, 2005